Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Reports 2015 Third Quarter Results
Adjusted EBITDA Improved by $2.4 Million from Prior Year, Narrowing Loss to $0.4 Million
Expects to Deliver Positive Adjusted EBITDA in Q4
Launched $10 Million Share Repurchase Program in August

NEW YORK, NY - October 30, 2015 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced financial results for the third quarter ended September 30, 2015.

2015 Third Quarter Summary

•
On a retained** basis, excluding the Americas IT and the Netherlands businesses which were sold during the second quarter of 2015, revenue of $110.0 million declined 14.0 percent in reported currency but increased 0.4 percent in constant currency from the prior year period. On a reported basis, revenue declined 26.3 percent or 14.7 percent in constant currency.

•
On a retained** basis, excluding the Americas IT and the Netherlands businesses, gross margin of $45.1 million declined 10.3 percent in reported currency but increased 3.1 percent in constant currency from the prior year period. On a reported basis, gross margin declined 18.9 percent or 7.2 percent in constant currency.

•	Adjusted EBITDA* loss of $0.4 million, compared with adjusted EBITDA loss of $2.9 million in the third quarter of 2014.

•	Net loss of $2.1 million, or $0.06 per basic and diluted share, compared with net loss of $7.0 million, or $0.21 per basic and diluted share, for the third quarter of 2014.

•	Cash of $36.4 million, increasing 4.5 percent from prior quarter and 94 percent from a year ago, and 262,260 shares repurchased for $0.7 million during the third quarter.

* Adjusted EBITDA and EBITDA are defined in the segment tables at the end of this release.
** See reconciliation for retained revenue and gross margin tables at the end of this release.

"We continued to deliver constant currency gross margin growth in key markets and practices in the third quarter, including Asia Pacific and Recruitment Process Outsourcing (RPO). We are narrowing the gap toward profitability and expect to deliver positive adjusted EBITDA in the fourth quarter," said Stephen Nolan, chief executive officer at Hudson. "Our focus remains on driving growth in our core markets through selective investments in fee earners, while reducing costs."

Strategic Actions

The company continued to execute on strategic actions in its previously announced efforts to focus on its core business lines and growth opportunities. During the second quarter, these actions included the divestiture of the company's Netherlands business as well as its Americas IT business. The company also exited its operations in Ukraine, Czech Republic, Slovakia and Luxembourg. In the third quarter, the company substantially completed the reduction in stranded support costs in the Americas following the exit of the Legal eDiscovery and IT businesses. With these strategic divestitures complete, the company is now a more streamlined organization that is focused on delivering sustainable profitability in its core businesses -- RPO, Talent Management and Recruitment -- where it continues to invest in fee earners to drive growth.

During the third quarter, the company incurred $2.3 million in restructuring charges primarily for real estate actions in all regions.

Share Repurchase Program

During the third quarter, the company commenced a share repurchase program for up to $10 million of the company’s common stock. The company purchased 262,260 shares for $0.7 million as part of the buyback program during the third quarter and an additional 57,908 shares for $0.1 million during October.

Regional Highlights

Americas

In the third quarter, Hudson Americas' gross margin decreased 43 percent in constant currency on a reported basis and was flat on a retained** basis as compared with the third quarter in 2014. After multiple quarters of strong growth in RPO, gross margin overall was flat in the third quarter as growth with new and existing clients was offset by the end of a large contract in 2014. The reduction in stranded support costs following the sale of the Americas Legal eDiscovery and IT businesses was substantially completed by the end of the third quarter. Adjusted EBITDA was a loss of $0.3 million, compared with adjusted EBITDA of $0.7 million for the same period a year ago.

Asia Pacific

Hudson Asia Pacific's gross margin increased 13 percent in constant currency in the third quarter of 2015 from the same period in 2014. This was the seventh consecutive quarter of year-over-year constant currency gross margin growth. Results were fueled by permanent recruitment, up 20 percent, and temporary contracting, up 8 percent, against the third quarter of 2014. This growth in recruitment helped drive overall growth in both of the company’s major Asia Pacific markets, China and Australia, with gross margin increasing 39 percent and 9 percent, respectively, against the prior year period. RPO increased 14 percent from the prior year period, driven by growth in China. Asia Pacific delivered adjusted EBITDA of $2.3 million, or 4.2 percent of revenue, improving from adjusted EBITDA of $0.6 million in the third quarter of 2014.

Europe

Hudson Europe's gross margin decreased 17 percent in constant currency from the third quarter of 2014 on a reported basis, and 7 percent on a retained** basis. Excluding the impact of the Netherlands sale, Continental Europe gross margin increased by 5 percent in constant currency in the quarter. Belgium and Spain continued to deliver gross margin growth, up 11 percent and 26 percent respectively. In the UK, 18 percent growth in RPO was offset by 20 percent declines in recruitment. Adjusted EBITDA of $0.1 million, or 0.3 percent of revenue, improved from a loss of $0.3 million in the third quarter of 2014.

Liquidity and Capital Resources

The company ended the third quarter of 2015 with $55.0 million in liquidity, composed of $36.4 million in cash and $18.6 million in availability under its credit facilities. This compares with $34.8 million in cash and $22.3 million in availability under its credit facilities at the end of the second quarter of 2015. The company generated $4.8 million in cash flow from operations during the third quarter, compared with $2.4 million use of cash in the third quarter of 2014. The company had $34 thousand in outstanding borrowings at the end of the third quarter of 2015.

Business Outlook

Given current economic conditions, the company expects fourth quarter 2015 revenue of between $100 million and $110 million and adjusted EBITDA of between breakeven and $1.5 million at prevailing exchange rates. This outlook assumes an average exchange rate of 1.54 US Dollars to the British Pound, 1.10 US Dollars to the Euro and 0.68 US Dollars to the Australian Dollar. In the fourth quarter of 2014, revenue was $136.7 million and adjusted EBITDA was a loss of $2.4 million. Fourth quarter 2014 revenue would have been $33 million lower including the impact of prevailing exchange rates cited above and excluding revenue attributable to businesses divested in the second quarter of 2015.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at Hudson.com.

The archived call will be available on the investor information section of the company's web site at Hudson.com.

About Hudson

Hudson is a global talent solutions company with expertise in leadership and specialized recruitment, recruitment process outsourcing, talent management and contracting solutions. We help our clients and candidates succeed by leveraging our expertise, deep industry and market knowledge, and proprietary assessment tools and techniques. Operating around the globe through relationships with millions of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve higher performance and outstanding results. More information is available at Hudson.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the company’s ability to successfully execute its strategic initiatives; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company's markets; the negative cash flows and operating losses that may recur in the future; restrictions on the company's operating flexibility due to the terms of its credit facilities; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; the company's ability to collect its accounts receivable; the company’s ability to achieve anticipated cost savings through its cost reduction initiatives; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the company’s business reorganization initiatives and limits on related insurance coverage; the company’s ability to utilize net operating loss carry-forwards; volatility of the company's stock price; the impact of government regulations; and risks related to activist stockholders. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$110,028	$149,278	$357,088	$444,515
Direct costs	64,883	93,591	213,817	274,927
Gross margin	45,145	55,687	143,271	169,588
Operating expenses:
Selling, general and administrative expenses	45,565	58,539	151,281	174,672
Depreciation and amortization	955	1,467	3,040	4,242
Business reorganization expenses and impairment of long-lived assets	2,264	794	5,667	2,026
Total operating expenses	48,784	60,800	159,988	180,940
Gain (loss) on sale and exit of businesses	(187)	—	19,818	—
Operating income (loss)	(3,826)	(5,113)	3,101	(11,352)
Non-operating income (expense):
Interest income (expense), net	(93)	(192)	(542)	(533)
Other income (expense), net	242	176	215	(325)
Income (loss) from continuing operation before provision for income taxes	(3,677)	(5,129)	2,774	(12,210)
Provision for (benefit from) income taxes from continuing operations	(1,648)	(558)	(1,317)	37
Income (loss) from continuing operations	(2,029)	(4,571)	4,091	(12,247)
Income (loss) from discontinued operations, net of income taxes	(55)	(2,448)	864	(3,690)
Net income (loss)	$(2,084)	$(7,019)	$4,955	$(15,937)
Basic and diluted earnings (loss) per share:
Basic and diluted earnings (loss) per share from continuing operations	$(0.06)	$(0.14)	$0.12	$(0.38)
Basic and diluted earnings (loss) per share from discontinued operations	—	(0.07)	0.03	(0.11)
Basic and diluted earnings (loss) per share	$(0.06)	$(0.21)	$0.15	$(0.49)
Weighted-average shares outstanding:
Basic	34,687	32,910	33,784	32,769
Diluted	34,687	32,910	33,795	32,769

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$36,361	$33,989
Accounts receivable, less allowance for doubtful accounts of $915 and $986 respectively	65,721	74,079
Prepaid and other	7,102	9,604
Current assets of discontinued operations	161	1,249
Total current assets	109,345	118,921
Property and equipment, net	7,807	9,840
Deferred tax assets, non-current	6,806	5,648
Other assets	4,460	5,263
Total assets	$128,418	$139,672
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,521	$6,371
Accrued expenses and other current liabilities	42,118	54,065
Short-term borrowings	34	—
Accrued business reorganization expenses	4,321	3,169
Current liabilities of discontinued operations	2,025	3,512
Total current liabilities	53,019	67,117
Deferred rent and tenant improvement contributions	4,465	5,899
Income tax payable, non-current	2,330	2,397
Other non-current liabilities	4,539	5,002
Total liabilities	64,353	80,415
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 34,951 and 33,671 shares, respectively	34	34
Additional paid-in capital	480,546	476,689
Accumulated deficit	(425,661)	(430,616)
Accumulated other comprehensive income	10,142	13,613
Treasury stock, 381 and 129 shares, respectively, at cost	(996)	(463)
Total stockholders’ equity	64,065	59,257
Total liabilities and stockholders' equity	$128,418	$139,672

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended September 30, 2015	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,735	$55,609	$50,684	$—	$110,028
Gross margin, from external customers	$3,176	$23,376	$18,593	$—	$45,145
Adjusted EBITDA (loss) (1)	$(321)	$2,324	$149	$(2,572)	$(420)
Business reorganization expenses (recovery) and impairment of long-lived assets	589	336	1,278	61	2,264
Gain (loss) on sale and exit of businesses	(20)	—	(167)	—	(187)
Non-operating expense (income), including corporate administration charges	99	308	798	(1,447)	(242)
EBITDA (loss) (1)	$(1,029)	$1,680	$(2,094)	$(1,186)	$(2,629)
Depreciation and amortization expenses					955
Interest expense (income), net					93
Provision for (benefit from) income taxes					(1,648)
Income (loss) from continuing operations					(2,029)
Income (loss) from discontinued operations, net of income taxes					(55)
Net income (loss)					$(2,084)

For The Three Months Ended September 30, 2014	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$13,036	$66,990	$69,252	$—	$149,278
Gross margin, from external customers	$5,570	$24,654	$25,463	$—	$55,687
Adjusted EBITDA (loss) (1)	$738	$616	$(288)	$(3,918)	$(2,852)
Business reorganization expenses (recovery)	—	140	421	233	794
Non-operating expense (income), including corporate administration charges	705	226	1,583	(2,690)	(176)
EBITDA (loss) (1)	$33	$250	$(2,292)	$(1,461)	$(3,470)
Depreciation and amortization expenses					1,467
Interest expense (income), net					192
Provision for (benefit from) income taxes					(558)
Income (loss) from continuing operations					$(4,571)
Income (loss) from discontinued operations, net of income taxes					(2,448)
Net income (loss)					$(7,019)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
(in thousands)
(unaudited)

For The Three Months Ended June 30, 2015	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$10,183	$57,374	$55,186	$—	$122,743
Gross margin, from external customers	$5,081	$23,820	$21,321	$—	$50,222
Adjusted EBITDA (loss) (1)	$(290)	$1,935	$986	$(3,418)	$(787)
Business reorganization expenses (recovery)	(5)	325	520	1,220	2,060
Change in control stock-based compensation expense	418	647	699	777	2,541
Gain (loss) on sale and exit of businesses	15,938	—	4,067	—	20,005
Non-operating expense (income), including corporate administration charges	(207)	1,593	386	(1,732)	40
EBITDA (loss) (1)	$15,442	$(630)	$3,448	$(3,683)	$14,577
Depreciation and amortization expenses					974
Interest expense (income), net					369
Provision for (benefit from) income taxes					460
Income (loss) from continuing operations					12,774
Income (loss) from discontinued operations, net of income taxes					1,103
Net income (loss)					$13,877

For The Three Months Ended December 31, 2014	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$11,709	$58,351	$66,617	$—	$136,677
Gross margin, from external customers	$5,293	$22,930	$25,033		$53,256
Adjusted EBITDA (loss) (1)	$(138)	$186	$1,840	$(4,280)	$(2,392)
Business reorganization expenses (recovery)	—	67	963	733	1,763
Impairment of long-lived assets	—	314	348	—	662
Non-operating expense (income), including corporate administration charges	(579)	62	1,224	(1,234)	(527)
EBITDA (loss) (1)	$441	$(257)	$(695)	$(3,779)	$(4,290)
Depreciation and amortization expenses					1,317
Interest expense (income), net					128
Provision for (benefit from) income taxes					(2,196)
Income (loss) from continuing operations					(3,539)
Income (loss) from discontinued operations, net of income taxes					6,282
Net income (loss)					$2,743

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE (continued)
(in thousands)
(unaudited)

For The Nine Months Ended September 30, 2015	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$24,896	$166,123	$166,069	$—	$357,088
Gross margin, from external customers	$12,876	$68,073	$62,322	$—	$143,271
Adjusted EBITDA (loss) (1)	$(1,522)	$5,151	$1,112	$(10,210)	$(5,469)
Business reorganization expenses (recovery) and impairment of long-lived assets	1,006	669	2,678	1,314	5,667
Change in control stock-based compensation expense	418	647	699	777	2,541
Gain (loss) on sale and exit of businesses	15,918	—	3,900	—	19,818
Non-operating expense (income), including corporate administration charges	184	1,983	2,433	(4,815)	(215)
EBITDA (loss) (1)	$12,788	$1,852	$(798)	$(7,486)	$6,356
Depreciation and amortization expenses					3,040
Interest expense (income), net					542
Provision for (benefit from) income taxes					(1,317)
Income (loss) from continuing operations					4,091
Income (loss) from discontinued operations, net of income taxes					864
Net income (loss)					$4,955

For The Nine Months Ended September 30, 2014	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$38,437	$188,522	$217,556	$—	$444,515
Gross margin, from external customers	$15,464	$70,083	$84,041	$—	$169,588
Adjusted EBITDA (loss) (1)	$1,585	$1,724	$4,274	$(12,668)	$(5,085)
Business reorganization expenses (recovery)	93	1,255	444	233	2,025
Non-operating expense (income), including corporate administration charges	1,818	1,104	4,321	(6,918)	325
EBITDA (loss) (1)	$(326)	$(635)	$(491)	$(5,983)	$(7,435)
Depreciation and amortization expenses					4,242
Interest expense (income), net					533
Provision for (benefit from) income taxes					37
Income (loss) from continuing operations					(12,247)
Income (loss) from discontinued operations, net of income taxes					(3,690)
Net income (loss)					$(15,937)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands) (unaudited)

The company operates on a global basis, with the majority of its gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross margin, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended September 30,
	2015	2014
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$3,735	$13,036	$(32)	$13,004
Hudson Asia Pacific	55,609	66,990	(13,190)	53,800
Hudson Europe	50,684	69,252	(7,092)	62,160
Total	$110,028	$149,278	$(20,314)	$128,964
Gross margin:
Hudson Americas	$3,176	$5,570	$(31)	$5,539
Hudson Asia Pacific	23,376	24,654	(4,040)	20,614
Hudson Europe	18,593	25,463	(2,974)	22,489
Total	$45,145	$55,687	$(7,045)	$48,642
SG&A (1):
Hudson Americas	$3,494	$4,834	$(32)	$4,802
Hudson Asia Pacific	20,931	23,981	(3,872)	20,109
Hudson Europe	18,569	25,806	(3,065)	22,741
Corporate	2,571	3,918	—	3,918
Total	$45,565	$58,539	$(6,969)	$51,570
Business reorganization expenses:
Hudson Americas	$589	$—	$—	$—
Hudson Asia Pacific	336	140	(33)	107
Hudson Europe	1,278	421	(53)	368
Corporate	61	233	1	234
Total	$2,264	$794	$(85)	$709
Operating income (loss):
Hudson Americas	$(1,314)	$601	$3	$604
Hudson Asia Pacific	1,654	(442)	36	(406)
Hudson Europe	(1,467)	(1,010)	158	(852)
Corporate	(2,699)	(4,262)	(1)	(4,263)
Total	$(3,826)	$(5,113)	$196	$(4,917)
EBITDA (loss):
Hudson Americas	$(1,029)	$33	$12	$45
Hudson Asia Pacific	1,680	250	(144)	106
Hudson Europe	(2,094)	(2,292)	339	(1,953)
Corporate	(1,186)	(1,461)	(1)	(1,462)
Total	$(2,629)	$(3,470)	$206	$(3,264)

(1)	SG&A is a measure that management uses to evaluate the segments’ expenses.

HUDSON GLOBAL, INC.
RECONCILIATION FOR RETAINED REVENUE AND GROSS MARGIN
(in millions) (unaudited)

Revenue, Q3 2015 vs Q3 2014
	Reported			Retained (1)
	Q3 2015	Variance vs Q3 2014	Constant Currency	Q3 2015	Variance vs Q3 2014	Constant Currency
Americas	$3.7	(71.3)%	(71.3)%	$3.7	1.1%	2.0%
Asia Pacific	55.6	(17.0)%	3.4%	55.6	(17.0)%	3.4%
Europe	50.7	(26.8)%	(18.5)%	50.7	(11.5)%	(2.8)%
Total	$110.0	(26.3)%	(14.7)%	$110.0	(14.0)%	0.4%

Gross Margin, Q3 2015 vs Q3 2014
	Reported			Retained (1)
	Q3 2015	Variance vs Q3 2014	Constant Currency	Q3 2015	Variance vs Q3 2014	Constant Currency
Americas	$3.2	(43.0)%	(42.7)%	$3.2	(0.8)%	0.1%
Asia Pacific	23.4	(5.2)%	13.4%	23.4	(5.2)%	13.4%
Europe	18.6	(27.0)%	(17.2)%	18.7	(17.1)%	(6.9)%
Total	$45.2	(18.9)%	(7.2)%	$45.2	(10.3)%	3.1%

(1)
Retained revenue and gross margin and divested revenue and gross margin are non-GAAP terms that management believes provide a better understanding of the underlying revenue and gross margin trends in the business following the divestitures in the second quarter of 2015. Divested revenue and gross margin includes such items attributable to the following businesses: the Americas IT staffing business, the Netherlands business, Ukraine, Czech Republic, Slovakia and Luxembourg. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to, not as a substitute for, Hudson’s financial results presented in accordance with GAAP. The above table provides a reconciliation of the non-GAAP financial measure used in its financial reporting to the most directly comparable GAAP financial measure.